                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant                          [X]
Filed by Party other than the Registrant         [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12



--------------------


                               BIO-VASCULAR, INC.
                (Name of Registrant as Specified In Its Charter)


         ---------------------------------------------------------------


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


---------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:


        ---------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:


        ---------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


        ---------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:


        ---------------------------------------------------------------

     5) Total fee paid:


        ---------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ---------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:


        ---------------------------------------------------------------

     3) Filing Party:


        ---------------------------------------------------------------

     4) Date Filed:


        ---------------------------------------------------------------

                              Bio-Vascular, Inc.

January 25, 2002

Dear Shareholder:

   You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Bio-Vascular, Inc. The meeting will be held on Tuesday, February 26, 2002, at 3:45 p.m., at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota.

   The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. Items requiring shareholder approval at the meeting are the election of directors and a proposal to amend our restated articles of incorporation to change the Company's name to "Synovis Life Technologies, Inc."

   Whether or not you can attend the meeting, please complete, sign, and mail the enclosed proxy card promptly so that your shares can be voted at the meeting according to your instructions.

                                          Sincerely,

                                          /s/ Karen Gilles Larson

                                          Karen Gilles Larson
                                          President and Chief Executive Officer

                              BIO-VASCULAR, INC.
                            2575 University Avenue
                      St. Paul, Minnesota 55114-1024 USA

                               -----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 26, 2002

                               -----------------

   The Annual Meeting of Shareholders of Bio-Vascular, Inc. (the "Company") will be held at 3:45 p.m., local time, on Tuesday, February 26, 2002, at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota for the following purposes as described in more detail in the accompanying Proxy
Statement:

    1) To elect six (6) directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

    2) To consider and act upon a proposal to amend our restated articles of incorporation to change the Company's name to "Synovis Life Technologies, Inc."

    3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   Only shareholders of record at the close of business on January 7, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

   All shareholders are invited to attend the Annual Meeting in person. If you are unable to do so, please be sure you are represented at the Annual Meeting by promptly completing and returning the accompanying proxy card. Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the Annual Meeting and voting in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Connie L. Magnuson


                                          Connie L. Magnuson
                                          Vice President of Finance,
                                            Chief Financial Officer and
                                            Corporate Secretary

Dated: January 25, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE PROXY CARD EXACTLY AS YOUR NAME(S) APPEARS ON THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

                              BIO-VASCULAR, INC.
                            2575 University Avenue
                      St. Paul, Minnesota 55114-1024 USA

                               -----------------

                              PROXY STATEMENT FOR
                   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                               FEBRUARY 26, 2002

                               -----------------

                                 INTRODUCTION

   The Annual Meeting of Shareholders of Bio-Vascular, Inc. (the "Company") will be held at 3:45 p.m., local time, on Tuesday, February 26, 2002, at the Minneapolis Club, Minneapolis, Minnesota, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Meeting.

   A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies, and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock (the "Common Stock"), will be borne by the Company. Directors, officers, and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, personal conversation, facsimile or other electronic communication. The Company may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of Common Stock.

   Any shareholder giving a proxy may revoke it any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by attending the Annual Meeting and voting in person. Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders, but lack any such specification, will be voted in favor of the election as directors of the nominees listed in this Proxy Statement.

   THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE DIRECTOR NOMINEES NAMED HEREIN AND FOR THE AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME.

   The Company expects that this Proxy Statement, the Proxy Card and Notice of Meeting will first be mailed to shareholders on or about January 25, 2002.

                               VOTING OF SHARES

   Only holders of record of shares of Common Stock at the close of business on January 7, 2002 will be entitled to vote at the Annual Meeting. On January 7, 2002, the Company had 9,262,648 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders of 33 1/3% of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of shares of Common Stock are not entitled to cumulate voting rights.

   Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Shares represented by a proxy card indicating any broker non-vote on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.

                     PRINCIPAL SHAREHOLDERS AND BENEFICIAL
                            OWNERSHIP OF MANAGEMENT

   The following table sets forth information regarding the beneficial ownership of our Common Stock as of November 30, 2001, unless otherwise noted,
(a) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each director and each nominee,
(c) by each executive officer named in the Summary Compensation Table below, and (d) by all executive officers and directors as a group. Unless otherwise noted, each of the shareholders listed in the table or included within a group listed in the table possesses sole voting and investment power with respect to the shares indicated and the address for each of our principal shareholders is Bio-Vascular, Inc., 2575 University Avenue, St. Paul, Minnesota, 55114.

----------------------------------------------------------------------------------

                                                  Number of Shares     Percentage
               Beneficial Owner                 Beneficially Owned /1/ Ownership
----------------------------------------------------------------------------------
Dimensional Fund Advisors, Inc. /2/                     550,500            6.0%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
----------------------------------------------------------------------------------
Perkins Capital Management, Inc. /3/                    546,200            5.9%
730 East Lake Street
Wayzata, MN 55391-1769
----------------------------------------------------------------------------------
William G. Kobi /4/                                      21,000              *
----------------------------------------------------------------------------------
Richard W. Perkins /5/                                  144,000            1.6%
----------------------------------------------------------------------------------
Anton R. Potami /6/                                      26,000              *
----------------------------------------------------------------------------------
Timothy M. Scanlan /7/                                   27,000              *
----------------------------------------------------------------------------------
Edward E. Strickland /8/                                295,000            3.2%
----------------------------------------------------------------------------------
Karen Gilles Larson /9/                                 263,021            2.8%
----------------------------------------------------------------------------------
Fariborz Boor Boor /10/                                  49,206              *
----------------------------------------------------------------------------------
David A. Buche /11/                                      52,991              *
----------------------------------------------------------------------------------
Connie L. Magnuson /12/                                  57,368              *
----------------------------------------------------------------------------------
B. Nicholas Oray /13/                                    36,081              *
----------------------------------------------------------------------------------
All Executive Officers and Directors as a Group
  (13 persons) /14/                                   1,216,598           12.4%
----------------------------------------------------------------------------------

    *  Less than 1%.

    /1/ Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. As of November 30, 2001, there were 9,246,170 shares of Common Stock outstanding.

    /2/  Based solely on a Schedule 13G dated February 2, 2001, which includes
       550,500 shares of Common Stock held of record by Dimensional Fund Advisors, Inc. ("DFA"), for which DFA has sole voting and dispositive power.

    /3/ Excludes shares beneficially owned by Richard W. Perkins, a director of the Company and the controlling shareholder of Perkins Capital Management, Inc. ("PCM"), a registered investment advisor. PCM disclaims beneficial ownership of the 546,200 shares (the "PCM shares") held for the account of its clients. Of the 546,200 shares, PCM has sole investment power with regard to all such shares and sole voting power over 60,000 of such shares.

    /4/ Includes 18,000 shares Mr. Kobi has the right to acquire within 60 days upon the exercise of options.

    /5/ Includes 5,000 shares held by the Perkins Foundation and 101,000 shares held by various trusts of which Mr. Perkins is the sole trustee. Also includes 38,000 shares Mr. Perkins has the right to acquire within 60 days upon the exercise of options. Excludes the 546,200 PCM Shares. Mr. Perkins disclaims beneficial ownership of the PCM shares.

    /6/ Includes 25,000 shares Mr. Potami has the right to acquire within 60 days upon the exercise of options.

    /7/ Includes 25,000 shares Mr. Scanlan has the right to acquire within 60 days upon the exercise of options.

    /8/ Includes 38,000 shares Mr. Strickland has the right to acquire within 60 days upon the exercise of options.

    /9/ Includes 215,178 shares Ms. Larson has the right to acquire within 60 days upon the exercise of options.

    /10/ Includes 40,943 shares Mr. Boor Boor has the right to acquire within 60 days upon the exercise of options.

    /11/ Includes 45,270 shares Mr. Buche has the right to acquire within 60 days upon the exercise of options.

    /12/ Includes 38,467 shares Ms. Magnuson has the right to acquire within 60 days upon the exercise of options.

    /13/ Includes 27,066 shares Dr. Oray has the right to acquire within 60 days upon the exercise of options.

    /14/ Includes 559,991 shares which may be acquired within 60 days upon the exercise of options.

                             ELECTION OF DIRECTORS

Nomination

   The Bylaws of the Company provide that the Board of Directors (the "Board") shall consist of one or more members, with the number of directors determined by the shareholders at each regular meeting of the shareholders, subject to an increase or decrease by the shareholders or an increase by the Board between such meetings. The number of directors is currently set at six (6).

   The Board has nominated the six (6) individuals named below to serve as directors of the Company until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified. The election of the six nominees by the shareholders at the Annual Meeting will determine the number of directors in accordance with the Bylaws. All of the nominees are members of the current Board.

   The election of each nominee requires the affirmative vote of a majority of the shares of the Common Stock present and entitled to vote in person or by proxy for the election of directors at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum to transact business. The Board recommends a vote FOR the election of each of the nominees listed below. In the absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Nominees

   The following information has been furnished to the Company, as of November 30, 2001, by the persons who have been nominated by the Board to serve as directors for the ensuing year.

                                                                         Director
        Name         Age                      Title                       Since
        ----         ---                      -----                      --------
Timothy M. Scanlan.. 55  Chairman of the Board and Director                1997
Karen Gilles Larson. 59  President, Chief Executive Officer and Director   1997
William G. Kobi..... 57  Director                                          1998
Richard W. Perkins.. 70  Director                                          1987
Anton R. Potami..... 58  Director                                          1997
Edward E. Strickland 74  Director                                          1988

Other Information About Nominees

   Timothy M. Scanlan. Mr. Scanlan has served on the Board of the Company since 1997 and as Chairman of the Board since 1998. Mr. Scanlan has served as President and Chief Executive Officer of the Scanlan Group of Companies since 1976. The Scanlan Group of Companies, an 80-year-old organization consisting of Scanlan International, Inc., Surgical Technologies, Inc., McLean Medical and Scientific, Inc. and Scanlan Group BV, designs, manufactures and distributes medical and surgical products and services worldwide. Mr. Scanlan serves on the Board of Directors of Automated Management Technologies and the Lillehei Surgical Society.

   Karen Gilles Larson. Ms. Larson has served as President and Chief Executive Officer of the Company since July 1997 and as a Director of the Company since August 1997. Prior to July 1997, Ms. Larson held the positions of Chief Financial Officer of the Company from December 1990, Vice President of Finance from 1989 and Secretary of the Company from November 1991. Ms. Larson served as the Director of Finance and Administration of the Company from April 1989 to December 1989.

   William G. Kobi. Mr. Kobi has served on the Board of the Company since 1998. Mr. Kobi has served as President, Chief Executive Officer and a director of Acumen Healthcare Solutions, Inc. since May 1997. Acumen is a medical software systems company, founded in 1997, involved in the electronic data collection for clinical trials, medical device tracking and managed care. From 1988 to April 1997, Mr. Kobi was owner of Kobi's Karvings and Log Home Supply, a non-medical business in northern Minnesota. From 1976 to 1988, Mr. Kobi was employed by SciMed Life Systems Inc., in the positions of Director of Sales, Director of Marketing, Director of International Sales and as Vice President of Worldwide Sales for its cardiovascular division.

   Richard W. Perkins. Mr. Perkins has served on the Board of the Company since 1987. He has served as President, Chief Executive Officer and a director of Perkins Capital Management, Inc., an investment management firm, since 1984. Mr. Perkins also serves on the Board of Directors of the following public companies: LifeCore Biomedical, Inc., Intelefilm Corporation, CNS, Inc., Nortech Systems, Inc., PW Eagle, Inc., Quantech Ltd., Vital Images, Inc. and Paper Warehouse, Inc.

   Anton R. Potami. Mr. Potami has served on the Board of the Company since 1997. Mr. Potami has served as President and Chief Executive Officer of the William C. Norris Institute since September 1996. The William C. Norris Institute is a non-profit organization established to operate as a catalyst to change educational processes and for the development of small, technology-based businesses. From 1983 to September 1996, Mr. Potami was Associate Vice President in the Office of Research and Technology Transfer at the University of Minnesota.

   Edward E. Strickland. Mr. Strickland has served on the Board of the Company since 1988. Mr. Strickland has been an independent financial consultant since 1986. Mr. Strickland serves on the Board of Directors of Quantech Ltd.

Information About the Board and its Committees

   The Board met four times during the fiscal year ended October 31, 2001. Each of the directors attended, either in person or by telephonic conference, at least 75% of the meetings of the Board and all such committees on which such director served during the 2001 fiscal year. The committees of the Board during the 2001 fiscal year, and the members of those committees, are listed below:

          Audit                 Compensation                Nominating
          -----                 ------------                ----------
Edward E. Strickland      Richard W. Perkins (Chair) Timothy M. Scanlan (Chair)
(Chair)                   William G. Kobi            William G. Kobi
William G. Kobi           Anton R. Potami            Richard W. Perkins
Anton R. Potami                                      Anton R. Potami
                                                     Edward E. Strickland

   The Audit Committee is responsible for the selection of the Company's auditors and the review of the services performed by such auditors, including reviewing the annual financial statements, the scope of the annual audits, the fees to be paid to the auditors and the adequacy of our internal controls for compliance with corporate policies and directives. The Audit Committee receives the auditors' report and may recommend changes in the accounting systems of the Company, if so warranted.

   The Compensation Committee's function is to determine compensation for the officers of the Company, to provide for management continuity and to administer the Company's stock-based compensation plans. See "Compensation Committee Report on Executive Compensation" below for a more detailed discussion of the function of the Compensation Committee.

   The Nominating Committee is responsible for the selection and nomination of qualified candidates to serve on the Board. While the Nominating Committee will consider nominees recommended by the Company's shareholders, it has neither actively solicited nominations nor established any procedures for this purpose.

   During the 2001 fiscal year, the Audit, Compensation and Nominating Committees each met once.

Directors' Compensation

   Upon election to the Board and as compensation for their services as directors, each director who is not an employee of the Company or its subsidiaries (a "non-employee director") receives an option under the Bio-Vascular, Inc. 1992 Directors' Stock Option Plan (the "Director Plan") to purchase 18,000 shares of Common Stock. These options vest in equal one-third increments on each successive October 31 beginning one year after the date of grant and are exercisable at a price equal to the fair market value of one share of Common Stock on the date of grant. On the third and sixth anniversaries of each non-employee director's election to the Board, such non-employee director will receive additional options under the Director Plan to purchase 21,000 and 24,000 shares of Common Stock, respectively, vesting in one-third increments on each successive October 31 beginning one year after the date of grant at an exercise price equal to the fair market value on the date of grant. Options granted under the Director Plan have a maximum term of eight years and are exercisable for a period of five years after vesting. When a director's membership on the board terminates for any reason, the unvested portion of the options granted to that director are cancelled, and the vested portion of the options continue to be exercisable under the original terms of the option agreement.

   The Board currently meets periodically throughout the year and immediately prior to and at the annual meeting of the Company's shareholders. Non-employee directors receive compensation of $1,000 per month for being a member of the Board and $500 for each Board meeting attended. In addition, all members of the Board are reimbursed for out of pocket expenses in connection with attending a Board meeting. Committee members receive additional compensation of $250 for each Audit and/or Compensation Committee meeting attended. No additional compensation is received for service on the Nominating Committee.

Audit Committee Report

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

  Membership and Role of the Audit Committee

   The Audit Committee consists of the following members of the Company's Board of Directors: Messrs. Strickland, Kobi and Potami. Each of the members of the Audit Committee is independent as defined under the National Associations of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

   The primary function of the Audit Committee is to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are: (1) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (2) review and appraise the audit efforts of the Company's independent accountants; (3) evaluate the Company's quarterly financial performance as well as its compliance with financial and accounting laws and regulations; (4) oversee management's establishment and enforcement of financial policies and business practices; and (5) provide an open avenue of communication among the independent accountants, financial and senior management, counsel, and the Board of Directors.

  Review of the Company's Audited Financial Statements for the Fiscal Year ended October 31, 2001

   The Chair of the Audit Committee participated in an initial meeting to review and discuss the audited financial statements of the Company for the fiscal year ended October 31, 2001 with the Company's management and the Company's independent public accountants. Prior to the Annual Meeting of Shareholders, the full Audit Committee will review and discuss the audited financial statements of the Company for the fiscal year ended October 31, 2001 with the Company's management. Further, the Audit Committee will discuss with Deloitte and Touche LLP ("D&T"), the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

   Also, prior to the Annual Meeting of Shareholders, the Audit Committee will receive the written disclosures and the letter from D&T required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and the Audit Committee will discuss the independence of D&T with that firm.

   Based on the Audit Committee's initial discussions with the Company's management and D&T, and the planned review and discussions noted above, the Audit Committee will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2001 for filing with the SEC.

                                      Members of the Audit Committee:
                                          Edward E. Strickland (Chair)
                                          William G. Kobi
                                          Anton R. Potami

  Audit Fees

   Audit fees billed by PricewaterhouseCoopers LLP ("PWC") and D&T for services rendered in auditing the Company's financial statements for fiscal 2001 and reviewing the financial statements included in the Company's quarterly reports on Form 10-Q for fiscal 2001 totaled $59,000. PWC or D&T did not bill the Company for any financial information systems design and implementation services during fiscal 2001. Fees billed by PWC and D&T for all other non-audit services, including tax-related services, provided during fiscal 2001 totaled $40,000.

                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

   The following table sets forth the cash and non-cash compensation paid or earned during the fiscal years ended October 31, 2001, 2000 and 1999 by the Chief Executive Officer of the Company and four other executive officers of the Company whose salary and bonus exceeded $100,000 in the fiscal year ended October 31, 2001.

Summary Compensation Table


                                          Annual
                                       Compensation        Long-Term Compensation
                                  ---------------------- ---------------------------
                                                           Restricted    Securities
                                                              Stock      Underlying      All Other
Name and Principal Position  Year Salary ($)  Bonus ($)  Awards ($) /1/  Options (#) Compensation ($)
-------------------------------------------------------------------------------------------------------

Karen Gilles Larson          2001 $   227,885 $   40,000 $            --      25,000 $              --
President and Chief          2000     213,000     42,580              --          --                --
Executive Officer            1999     200,000     32,000      80,110 /2/      44,138                --
-------------------------------------------------------------------------------------------------------

Fariborz Boor Boor /3/       2001 $   140,000 $   21,800 $            --      30,000 $              --
Vice President and Chief     2000     101,000     17,175      10,665 /4/      15,605                --
Operating Officer of Synovis 1999          --         --              --          --                --
Interventional Solutions
-------------------------------------------------------------------------------------------------------

David A. Buche               2001 $   137,744 $   26,656 $            --      15,000 $              --
Vice President of Marketing  2000     130,800     31,160              --          --                --
and Sales                    1999     120,000     18,000              --          --                --
-------------------------------------------------------------------------------------------------------

Connie L. Magnuson           2001 $   134,705 $   20,429 $            --      15,000 $              --
Vice President of Finance    2000     127,800     24,448              --          --                --
and Chief Financial Officer  1999     120,000     19,200              --          --                --
-------------------------------------------------------------------------------------------------------

B. Nicholas Oray, Ph.D.      2001 $   132,680 $   26,200 $            --      10,000 $              --
Vice President of Research   2000     126,000     25,200              --          --                --
and Development              1999     120,000     12,000              --          --        18,501 /5/

/1/ Restricted stock grants are valued at the market price on the day of grant regardless of whether such shares have vested. To date, the Company has not paid dividends on its Common Stock, including shares of Common Stock subject to restricted stock grants.

/2/ As of October 31, 2001, Ms. Larson had aggregate unearned restricted stock holdings of 5,517 shares valued at $30,068 as of such date. Effective February 23, 1999, Ms. Larson was granted 22,069 shares of restricted stock, vesting in one installment of 5,518 shares on October 31, 1999 and three installments of 5,517 shares on October 31, 2000, 2001 and 2002.

/3/  Mr. Boor Boor was named President of Synovis Interventional Solutions
   (Synovis IS) on November 1, 2000, and served as Vice President and Chief Operating Officer of Synovis IS since March 1, 2000.

/4/ As of October 31, 2001, Mr. Boor Boor had aggregate unearned restricted stock holdings of 2,832 shares valued at $15,434 as of such date. Effective November 2, 1998, Mr. Boor Boor was granted 7,724 shares of restricted stock, vesting in four installments of 1,931 shares at October 31, 1999, 2000, 2001 and 2002. Also, effective March 1, 2000, Mr. Boor Boor was granted 2,403 shares of restricted stock, vesting in one installment of 601 shares on October 31, 2000 and two installments of 901 shares on October 31, 2001 and 2002.

/5/ "All Other Compensation" paid to Dr. Oray is comprised entirely of relocation-related expenses.

Option Grants and Exercises

   The following tables provide information for the year ended October 31, 2001 as to individual grants and aggregate exercises of options to purchase shares of the Common Stock by each of the executive officers named in the Summary Compensation Table and the potential realizable value at October 31, 2001 of the options granted to such persons in fiscal 2001.

Option Grants in Last Fiscal Year

-------------------------------------------------------------------------------------------

                                                                    Potential Realizable
                                                                      Value at Assumed
                                                                    Annual Rates of Stock
                                                                   Appreciation for Option
                                    Individual Grants                     Term /1/
                        ------------------------------------------ -----------------------
                                   % of Total
                        Number of   Options
                        Securities Granted to Exercise
                        Underlying Employees   or Base
                         Options   in Fiscal    Price   Expiration
Name                     Granted      Year    ($/Share)    Date        5%          10%
------------------------------------------------------------------------------------------
Karen Gilles Larson     25,000 /2/     12%      $4.26     4/10/06  $29,500     $ 65,000
------------------------------------------------------------------------------------------
Fariborz Boor Boor      30,000 /3/     14%      $5.96     8/27/06  $49,400     $109,200
------------------------------------------------------------------------------------------
David A. Buche          15,000 /3/      7%      $5.96     8/27/06  $24,700     $ 54,600
------------------------------------------------------------------------------------------
Connie L. Magnuson      15,000 /3/      7%      $5.96     8/27/06  $24,750     $ 54,600
------------------------------------------------------------------------------------------
B. Nicholas Oray, Ph.D. 10,000 /4/      5%      $4.63    10/31/05  $12,800     $ 28,200
------------------------------------------------------------------------------------------

/1/ Potential realizable value is calculated based on an assumption that the price of the Company's Common Stock will appreciate at the assumed annual rates shown (5% and 10%), compounded annually from the date of grant of the option until the end of the option term. These assumed annual rates are applied pursuant to Securities and Exchange Commission (the "SEC") rules and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the continued employment of the named executive by the Company. There can be no assurance that the amounts reflected in this table will be realized.

/2/ Reflects a grant of 25,000 stock options to Ms. Larson on April 10, 2001, exercisable at the fair market value of the underlying stock on the date of grant under the Company's 1995 Stock Incentive Plan. The options vested in full on the date of grant and expire five years after the vest date.

/3/ Reflects a grant of 30,000, 15,000 and 15,000 stock options to Mr. Boor
    Boor, Mr. Buche and Ms. Magnuson, respectively, on August 27, 2001, exercisable at the fair market value of the underlying stock on the date of grant under the Company's 1995 Stock Incentive Plan. The options vested in full on the date of grant and expire five years after the vest date.

/4/ Reflects a grant of 10,000 stock options to Dr. Oray on November 1, 2000, exercisable at the fair market value of the underlying stock on the date of the grant under the Company's 1995 Stock Incentive Plan. The options vested in full on the date of grant and expire five years after the vest date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values


                                                     Number of Securities       Value of Unexercised
                                                    Underlying Unexercised     In-the-Money Options at
                                                  Options at October 31, 2001   October 31, 2001 /2/
                            Shares        Value   --------------------------- -------------------------
                          Acquired on    Realized
Name                    Exercise (#) /1/   ($)    Exercisable   Unexercisable Exercisable Unexercisable
--------------------------------------------------------------------------------------------------------
Karen Gilles Larson          3,537        $2,120    215,178        11,034      $255,654      $20,137
--------------------------------------------------------------------------------------------------------
Fariborz Boor Boor              --            --     40,943        16,248      $ 18,139      $36,053
--------------------------------------------------------------------------------------------------------
David A. Buche               2,831        $6,120     45,270         7,000      $ 30,179      $ 3,150
--------------------------------------------------------------------------------------------------------
Connie L. Magnuson              --            --     38,467         7,000      $ 39,894      $ 3,150
--------------------------------------------------------------------------------------------------------
B. Nicholas Oray, Ph.D.         --            --     27,066         7,000      $ 17,261      $ 3,150
--------------------------------------------------------------------------------------------------------

/1/ The Company's option plans generally provide that the exercise price of options must be paid in cash, except that the Compensation Committee, in its sole discretion, may allow payment by delivery of shares of Common Stock having an aggregate fair market value equal to the exercise price or may allow the exercise price to be financed by the Company upon such terms and conditions as the Compensation Committee may determine.

/2/  Based upon the fair market value of the underlying Common Stock on October
   31, 2001 of $5.45, as reported by the Nasdaq National Market, less the exercise price.

Compensation Committee Report on Executive Compensation

  Overview and Philosophy

   The Compensation Committee is currently composed of three of the Company's Board of Directors. The Compensation Committee's responsibilities are to:

    . Review and recommend compensation policies and compensation levels for the Company's executive officers to the Board;

    . Review and recommend plans to provide management continuity to the Board; and

    . Administer the Company's stock based compensation plans. The Compensation Committee determines who will participate in such plans and the extent and terms of such participation, and approves all transactions involving stock based compensation.

   The Compensation Committee's objectives in recommending executive compensation policies and compensation levels for the Company's executive officers, including the Chief Executive Officer, are: (i) to attract and retain qualified executive officers; (ii) to align the interests of those executive officers with those of the Company's shareholders; and (iii) to encourage the development of a cohesive management team. The Compensation Committee believes that base salaries need to be moderately to aggressively competitive to attract and retain qualified executive officers, that the executive officers need to be provided with stock ownership opportunities to align their interests with those of the Company's shareholders and that incentive compensation should be based primarily on the accomplishment of Company performance in the interest of building a cohesive management team.

  Executive Compensation Program Components

   The Company's executive compensation program focuses on Company and individual performance as measured against goals confirmed by the Compensation Committee. The Compensation Committee places emphasis on Company performance and individual performance in order to inspire the Company's executives to work as a team to accomplish Company objectives. Components of the Company's executive officer compensation program may include base salary, annual cash incentive compensation, stock option grants and restricted stock awards, as well as various benefits which are presently available to all employees of the Company. Each component of the executive officer compensation program is discussed in greater detail below.

  Base Salary

   The Compensation Committee's recommendations regarding the base salary of each of the Company's executive officers, including the Chief Executive Officer, are based on a number of factors, including the executive officer's experience and past performance, the level of skill and responsibility required by the executive's position and his or her qualifications for the position. The Compensation Committee also considers competitive salary information gathered by outside consultants and through comparative surveys pertaining specifically to the medical device industry as well as to companies of similar size in other industries. As a result, the population of companies for which competitive salary data is obtained is broader than the industry peer group established to compare shareholder returns in the Performance Graph set forth below. In general, the Compensation Committee seeks to set executive officer base salary at moderately to aggressively competitive levels in relation to the companies with which the Company competes for executives. Base salaries are determined prior to the beginning of each fiscal year following a review of the above factors by the Compensation Committee and may also be adjusted based on Company performance and the executive officer's impact thereon, cost of living, promotion or merit factors.

   The base salary compensation component for each executive officer, other than Ms. Larson, was recommended by Ms. Larson and reviewed and approved by the Compensation Committee based on the factors discussed above. Ms. Larson's base salary was increased in fiscal 2000 and 2001, as shown in the Summary Compensation Table, based upon the Compensation Committee's consideration of the aforementioned factors.

  Annual Cash Incentive Compensation

   The Company's annual cash incentive compensation program is designed to provide a direct financial incentive to the Company's executive officers, including the Chief Executive Officer, for the achievement of specific Company and individual performance goals.

   Under general guidelines established by the Compensation Committee, each of the Company's executive officers, including the Chief Executive Officer, are eligible to receive up to 20% of their base salary in annual cash incentive compensation based on certain criteria established by the Compensation Committee. Of this amount, the Compensation Committee's guidelines provide that 40% is based on achievement of internal segment net revenue goals, 40% on the achievement of internal segment operating income goals and the remaining 20% on a subjective evaluation by the Compensation Committee of the individual executive officer's performance during the period. At the Compensation Committee's discretion, the amount of annual cash incentive compensation may be increased to more than 20% of an executive officer's base salary in the event of performance by that executive above and beyond what is normally called for by the executive's position. Cash incentive compensation for Ms. Larson and Ms. Magnuson is determined according to the above guidelines taking both of the Company's reporting segments into account equally. Incentive compensation for fiscal 2001 was earned by all executive officers in accordance with the plan discussed above and as presented in the Summary Compensation Table.

  Stock Option Program

   By granting options to purchase Common Stock to the executive officers of the Company, the Compensation Committee seeks to align the long-term interests of the Company's executive officers with those of its shareholders by creating a strong and direct nexus between executive compensation and shareholder return and enabling executives to develop and maintain a significant ownership position in the Company.

   The 1995 Stock Incentive Plan authorizes the Compensation Committee to issue to executive officers, including the Chief Executive Officer, incentive stock options having an exercise price not less than the fair market value of the Common Stock on the date of grant (or, for an incentive option granted to a person holding more than 10% of the Company's voting stock, at not less than 110% of fair market value), and non-statutory options having an exercise price not less than 85% of the fair market value of the Common Stock on the date of grant. Options granted under the 1995 Stock Incentive Plan have a term fixed by the Compensation Committee at the time of grant, which term may not exceed 10 years. All other terms of options granted under the 1995 Stock Incentive Plan may be determined by the Compensation Committee and different restrictions may be established with respect to different recipients of stock options.

   The Compensation Committee determines the number of options and the terms and conditions of such options based on certain factors, including the past performance of the executive officer, the executive officer's potential impact on the achievement of the Company's objectives, past grants or awards of stock-based compensation and on comparative compensation data regarding option grants by companies within the medical device industry as well as within a broader group of companies of comparable size and complexity. Additionally, options may be granted to an executive officer as an incentive at the time the executive officer joins the Company.

   During fiscal 2001, based upon the aforementioned guidelines and factors, each of the executive officers named in the Summary Compensation Table received grants of stock options which vested on the date of grant and expire five years after the vest date.

  Restricted Stock Awards

   The Compensation Committee may also grant stock-based compensation to the Company's executive officers in the form of restricted stock awards. In determining whether to grant shares of restricted stock to an executive officer of the Company, the Compensation Committee evaluates the past performance of the executive officer, the executive officer's potential impact on the achievement of the Company's objectives and past grants or awards of stock-based compensation to the executive officer.

  Benefits

   The Company provides medical, dental and life and disability insurance benefits as well as a 401(k) retirement plan and a stock purchase plan to the executive officers. The same benefits are available to all Company employees. The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of each executive officer's annual salary for fiscal 2001.

  Section 162(m)

   Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of certain compensation paid to each of the chief executive officer and the four other most highly compensated executives of a publicly held corporation to $1,000,000. In fiscal 2001, the Company did not pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 and does not believe it will do so in the near future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under
Section 162(m), but will formulate such a policy if compensation levels ever approach $1 million.

                                      Members of the Compensation Committee:
                                          Richard W. Perkins (Chair)
                                          William G. Kobi
                                          Anton R. Potami

Management Agreements

   Each of the executive officers of the Company named in the Summary Compensation Table has entered into a severance agreement providing severance benefits upon termination resulting from a change of control with the Company. These severance agreements provide for certain payments in the event that within twelve months subsequent to a change in control of the Company or, in certain circumstances, immediately prior to a change in control of the Company, the officer's employment is terminated involuntarily by the Company or by the executive officer due to a material change of position or benefits of the executive officer (a "Qualifying Termination"). As defined in these agreements, a "change in control" means: (i) the sale, lease, exchange, or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to any third party; (ii) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or (iii) a change in control of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of a Current Report on Form 8-K pursuant to
Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control will be deemed to have occurred at such time as: (A) any third party is or becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote for elections of directors, or (B) individuals who constitute the Board on the date of the agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date of the agreement whose election, or nomination for election, by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination) will, for purposes of this clause (B), be deemed to be a member of the Incumbent Board.

   Upon a Qualifying Termination, in addition to salary and benefits then due and in addition to any other benefits due under the Company's compensation plans, the terminated executive officer is entitled to: (a) a lump sum payment equal to the product of the executive officer's highest monthly compensation for the previous twelve month period multiplied by thirty-six (36); (b) reimbursement for all legal fees and expenses incurred by the executive officer as a result of such termination; and (c) for a thirty-six (36) month period following such termination, life and health insurance benefits substantially similar to those the executive officer was receiving at the time of termination.

   The severance agreements for the executive officers, as amended, provide that in the event that any payment or benefit received by the executive officer pursuant to the severance agreement or any other payments the officer has the right to receive from the Company in connection with a change in control of the Company would not be deductible by the Company under Section 280G of the Code, two calculations will be performed. In the first calculation, the payments, benefits or awards to be received solely pursuant to the severance agreement (and excluding any benefits to be received from the existing stock option and incentive plan) will be reduced by the amount the Company deems necessary so that none of the payments or benefits under the severance agreement (including those from the existing stock option and incentive plan) are excess parachute payments. In the second calculation, the payments will not be reduced so as to eliminate an excess parachute payment, but will be reduced by the amount of the applicable excise tax that the officer will pay related to all change in control benefits received as imposed by section 4999 of the Code. The two calculations will be compared and the calculation providing the largest net payment to the employee will be utilized to determine the change in control payments made to the officer.

Performance Graph

   In accordance with the rules of the SEC, the following performance graph compares the performance of the Company's Common Stock on the Nasdaq National Market to an index for the Nasdaq Stock Market (U.S. Companies) prepared by the Center for Research in Securities Prices and to a self-determined peer group of five companies/1/ identified at the bottom of the graph.

   The following performance graph compares the cumulative total stockholder return as of the end of each of the Company's last five fiscal years on $100 invested at the beginning of the period and assumes reinvestment of all dividends.

                            [LINE CHART BIO-VASCULAR]

                 -----------------------------------------------

                   Date   Company Index Market Index Peer Index
                 -----------------------------------------------
                 10/31/96     100.0        100.0       100.0
                 -----------------------------------------------
                 10/31/97      76.5        131.6        87.1
                 -----------------------------------------------
                 10/31/98      72.6        147.2        57.2
                 -----------------------------------------------
                 10/31/99      45.9        248.8        59.7
                 -----------------------------------------------
                 10/31/00      96.9        280.7        76.4
                 -----------------------------------------------
                 10/31/01     111.1        141.1        49.7
                 -----------------------------------------------
          The index level for all series was set to 100.0 on 10/31/96.

                            Companies in Peer Group
                         ------------------------------
                         ATS Medical Inc.
                         ------------------------------
                         Possis Medical Inc.
                         ------------------------------
                         Rochester Medical Corporation
                         ------------------------------
                         Angeion Corporation
                         ------------------------------
                         Rehabilicare Inc.
                         ------------------------------

   /(1)/ In prior years, the self-determined peer group of companies included
       Minntech Corporation, in addition to the five companies noted above. Minntech Corporation has been omitted from the Company's current year self-determined peer group since it was acquired during fiscal 2001 and is no longer operating as an independent, publicly traded company.

 PROPOSAL TO AMEND BIO-VASCULAR, INC.'S RESTATED ARTICLES OF INCORPORATION TO
                           CHANGE THE COMPANY'S NAME

   The Board of Directors voted to propose an amendment to the Company's restated articles of incorporation for the purpose of changing the Company's name from "Bio-Vascular, Inc." to "Synovis Life Technologies, Inc." If the name change is approved by the shareholders, the name change will become effective upon the filing of a certificate of amendment of the articles of incorporation with the Secretary of the State of Minnesota.

   If the amendment is approved, the Company's articles of incorporation will read as follows:

   Article 1--Name

   1.1 The name of the corporation shall be Synovis Life Technologies, Inc.

Purpose for the Proposed Name Change

   The Board of Directors believes it is in the Company's best interests to change its name to "Synovis Life Technologies, Inc." in order to better align the name with our business strategy and endeavors. The Company is a diversified medical device company offering a broad range of surgical and interventional products to our customers.

   The Company's wholly owned subsidiary, Synovis Interventional Solutions (formerly Jerneen Micro Medical Technologies), changed its name in the Summer of 2001 to create an identity more representative of the subsidiary's actual business. The name Synovis is derived from synergy, innovation and vision, which are key attributes of all the Company's businesses.

   We expect the benefit of utilizing the Synovis name across our subsidiaries and operating units will enhance branding of the name in the markets we serve and create a clearer image of the size and substance of the Company.

Effects of the Proposed Name Change

   If this proposal is adopted, the change of name will not affect in any way the validity or transferability of stock certificates outstanding or the Company's capital structure, and it will not be necessary to surrender stock certificates. Instead, when certificates are presented for transfer, new certificates bearing the name "Synovis Life Technologies, Inc." will be issued.

Board of Directors Recommendation

   The Board of Directors unanimously recommends that the shareholders vote FOR approval and ratification of the proposal to amend the Company's restated articles of incorporation to change the name of the Company. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present and entitled to vote in person or proxy on this matter at the annual meeting, and at least a majority of the minimum number of votes necessary for a quorum is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the proposal.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during, or with respect to, the period ended October 31, 2001, all reports were filed with the SEC on a timely basis.

                             INDEPENDENT AUDITORS

   On April 19, 2001, the Company concluded the services of its prior independent auditors, PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") and on May 10, 2001, appointed Deloitte and Touche LLP its new independent auditors. This determination followed the Company's decision to seek proposals and competitive bids from independent accounting firms, including PricewaterhouseCoopers, with respect to the engagement of independent accountants to audit the Company's consolidated financial statements for the fiscal year ending October 31, 2001. The decision to appoint Deloitte and Touche LLP was approved by the Company's Audit Committee of the Board of Directors.

   The reports of PricewaterhouseCoopers on the consolidated financial statements of the Company for its fiscal years ended October 31, 2000 and October 31, 1999 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period through April 19, 2001, (i) there were no disagreements between the Company and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference to the subject matter of the disagreement in connection with its reports for such periods and (ii) there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission.

   The Company initially reported the change in accountants on Form 8-K on April 26, 2001. The Form 8-K contained a letter from PricewaterhouseCoopers to the Securities and Exchange Commission stating that it agreed with the statements concerning their firm made therein.

   The Audit Committee has not met to select the independent certified public accountants to audit the Company's financial statements for the year ending October 31, 2002. Deloitte and Touche LLP was the Company's independent public accounting firm for fiscal 2001. The Company has requested and expects a representative of Deloitte and Touche LLP to be present at the Annual Meeting to make a statement if he or she so desires and to respond to appropriate questions.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

   Shareholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Shareholders must be received by the Company on or before September 23, 2002 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

   A shareholder who wishes to make a proposal at the next Annual Meeting without including the proposal in the Company's proxy statement must notify the Company by December 4, 2002. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Company for the next Annual Meeting will have discretionary authority to vote on the proposal.

                                 ANNUAL REPORT

   THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED OCTOBER 31, 2001 TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF JANUARY 7, 2002 UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: BIO-VASCULAR, INC., 2575 UNIVERSITY AVENUE, #180, ST. PAUL, MINNESOTA, 55114-1024, ATTN: SHAREHOLDER INFORMATION, OR BY ELECTRONIC MAIL TO INFO@BIOVASCULAR.COM.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Karen Gilles Larson

                                          Karen Gilles Larson
                                          President and Chief Executive Oficer

January 25, 2002
St. Paul, Minnesota

                               BIO-VASCULAR, INC.

                This Proxy is solicited by the Board of Directors

The undersigned hereby appoints KAREN GILLES LARSON and CONNIE L. MAGNUSON, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Bio-Vascular, Inc. (the "Company") held of record by the undersigned on January 7, 2002, at the Annual Meeting of Shareholders to be held on February 26, 2002, or any adjournment thereof.

1.   Election of Directors.

     [_]  FOR all nominees listed below      [_] AGAINST all nominees listed
          (except as marked to the               below.
          contrary below).

     (INSTRUCTION: To vote against any individual nominee, strike a line through the nominee's name.)

          Karen Gilles Larson                Anton R. Potami
          William G. Kobi                    Timothy M. Scanlan
          Richard W. Perkins                 Edward E. Strickland


2. Proposal to amend the Company's restated articles of incorporation to change the Company's name to "Synovis Life Technologies, Inc."

     [_] FOR            [_] AGAINST          [_]  ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees named in Proposal 1 above and FOR Proposal 2 above.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       Dated:                             , 2002
                                              ----------------------------

                                       -----------------------------------
                                                  (Signature)

                                       -----------------------------------
                                             Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.